CUSIP No.	848574 10 9	Page	17	of	19
Exhibit 1
GROUP MEMBERS
Onex Corporation
Onex Partners LP
OAH Wind LLC
Onex Spirit Co-Invest LP
Wind EI II LLC
Onex US Principals LP
Gerald Schwartz